NEW SMITHWAY APPOINTMENTS


FORT DODGE, IOWA, March 8/PR Newswire-First Call/--Smithway Motor Xpress Corp. (NASDAQ - SMALL:SMXC) announced today certain changes to its Board of Directors and executive management.

The Company's Board of Directors has elected Marlys L. Smith to the Board to fill the vacancy resulting from the death of her husband, William G. Smith.

The Board of Directors has also elected G. Larry Owens as President, Chief Executive Officer and Secretary of the Company. Mr. Owens had previously been Executive Vice President, Chief Administrative Officer, and Chief Financial Officer.

Douglas Sandvig was elected by the Board as Senior Vice President, Chief Financial Officer and Treasurer of the Company. Mr. Sandvig had previously been Senior Vice President, Controller, and Treasurer.

Smithway is a truckload carrier that hauls diversified freight nationwide, concentrating primarily on the flatbed segment of the truckload market. Its Class A Common Stock is traded on the Nasdaq National Market under the symbol "SMXC."

/SOURCE:    Smithway Motor Xpress Corp.
            (NASDAQ - SMALL: SMXC)

/CONTACT:   Press, G. Larry Owens, President and Chief Executive Officer of
            Smithway Motor Xpress Corp. (NASDAQ - SMALL:  SMXC)
            1-515-576-7418

/CO:        Smithway Motor Xpress Corp. (NASDAQ - SMALL:  SMXC)